Exhibit 10.9


                                 Promissory Note


$175,000.00                                             Date:  November 30, 2005
                                                                 Bountiful, Utah


On or before (90) ninety days after the date written above ("Effective Date"), SPEAKING ROSES INTERNATIONAL, INC. ("Maker") promises to pay to the order of Roland Walker ("Holder") at such place designated by Holder of this Note, the sum of ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000.00) with a simple interest rate of 8% per annum from the date written above, interest to be paid at maturity. Any part hereof may be paid at any time on or before the maturity date. If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay Holder's reasonable attorney fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorney's fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.




/s/John Winterholler
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SPEAKING ROSES INTERNATIONAL, INC.
By:      John W. Winterholler
         Chief Executive Officer